UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

HELIX TCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5300 DTC Parkway, Suite 300

Greenwood, CO

(Address of principal executive offices)

(720) 328-5372

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On May 15, 2017, Helix TCS, Inc., a Delaware corporation (the “Company”) filed a certificate of designations, preferences and rights (the “Certificate of Designations”) with the Secretary of State of the State of Delaware pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”). The Series B Preferred is convertible into the Company’s common stock (“Common Stock”) at the holder’s option at any time after May 12, 2018 and automatically converts into Common Stock at any time after May 12, 2018 upon either the affirmative vote of a majority of Series B Preferred holders or a “Qualified Initial Public Offering” of the Company’s securities, as defined in the Certificate of Designations.

The number of shares of the Common Stock to which a holder of the Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Preferred Conversion Rate, as defined below, then in effect by the number of shares of the Series B Preferred Stock being converted. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the “Preferred Conversion Rate”) shall be the quotient obtained dividing the Preferred Stock Original Issue Price (as defined in the Certificate of Designations) by the preferred stock conversion price which shall initially be equal to the Preferred Stock Original Issue Price, for an effective initial conversion ratio equal to 1:1, subject to adjustment.

The Series B Preferred shall vote together with the Common Stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the Certificate of Incorporation of the Company to increase the number of authorized shares of the Common Stock. Each holder of shares of the Series B Preferred shall be entitled to the number of votes equal to the number of shares of the Common Stock into which such shares of the Series B Preferred are then convertible. For so long as any the shares of the Series B Preferred remain outstanding, in addition to any other vote or consent required by the Company’s Certificate of Incorporation or bylaws, the vote or written consent of the holders of at least a majority of the outstanding shares of the Series B Preferred, voting or consenting together as a separate class, shall be necessary for authorizing, effecting or validating certain transactions as further described in the Certificate of Designations.

Additionally, the Series B Preferred holders may elect a Director to sit on the Company’s Board of Directors.

The above description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by the full text of the forms of the Certificate of Designations, which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1*	Form of Series B Preferred Stock Certificate of Designations

*  filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: May 19, 2017	By:	/s/ Zachary L. Venegas
Name: Zachary L. Venegas
Title: Chief Executive Officer

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